                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       ROHN INDUSTRIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

ROHN INDUSTRIES, INC.
6718 WEST PLANK ROAD
PEORIA, ILLINOIS 61604
                          ----------------------------

                            NOTICE OF ANNUAL MEETING
                               OF STOCKHOLDERS OF
                             ROHN INDUSTRIES, INC.

                          ----------------------------

To the Stockholders of ROHN Industries, Inc.:

    Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of ROHN Industries, Inc., a Delaware corporation, will be held at The Roosevelt Hotel, 45 East 45th Street, New York City, New York, on
May 11, 2000, at 10:00 a.m., local time, for the following purposes:

    (1)To elect seven directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

    (2)To consider and vote upon approval of a Restated Certificate of Incorporation increasing the total number of shares of capital stock which the Company is authorized to issue to 80,000,000.

    (3)To consider and vote upon approval of an amendment to the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan increasing the total number of shares available for issuance under the plan to 500,000.

    (4)To consider and transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record at the close of business on March 24, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of those stockholders will be available at The Roosevelt Hotel, 45 East 45th Street, New York City, New York, for examination by any stockholder for any purpose germane to the Annual Meeting, for ten days prior to the Annual Meeting. ALL STOCKHOLDERS, WHETHER OR NOT THEY NOW EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, USING THE ENVELOPE PROVIDED. Any stockholder may revoke its proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting. Your attention is directed to the following pages for further information relating to the Annual Meeting.

                                          By Order of the Board of Directors

                                          Brian B. Pemberton
                                          SECRETARY
Peoria, Illinois
April   , 2000

[LOGO]

ROHN INDUSTRIES, INC.

6718 WEST PLANK ROAD
PEORIA, ILLINOIS 61604
                                                                  April   , 2000
                              -------------------

                                PROXY STATEMENT

                              -------------------

GENERAL

    The enclosed proxy is being solicited on behalf of the Board of Directors (sometimes referred to as the "Board") of ROHN Industries, Inc. ("ROHN" or "Company") for use at ROHN's 2000 Annual Meeting of Stockholders (the "Annual Meeting"), notice of which accompanies this Proxy Statement, and at all adjournments and postponements thereof. The Annual Meeting will be held at The Roosevelt Hotel, 45 East 45th Street, New York City, New York, on May 11, 2000, at 10:00 a.m., local time for the following purposes:

    (1)To elect seven directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

    (2)To consider and vote upon approval of a Restated Certificate of Incorporation increasing the total number of shares of capital stock which the Company is authorized to issue to 80,000,000.

    (3)To consider and vote upon approval of an amendment to the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan increasing the total number of shares available for issuance under the plan to 500,000.

    (4)To consider and transact such other business as may properly come before the Annual Meeting.

    Any stockholder giving a proxy has the power to revoke it at any time prior to exercise thereof by executing a subsequent proxy, by notifying the Company's Secretary of such revocation in a written notice received by him at the above address prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

    Only stockholders of record at the close of business on March 24, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, 52,735,407 shares of common stock of the Company were outstanding, constituting the only outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of common stock held. This Proxy Statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1999 are being mailed on or
about April   , 2000 to each stockholder entitled to vote at the Annual Meeting.

    A stockholder may, with respect to the election of directors, (i) vote for the election of all seven nominees named herein, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee or nominees with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to each other matter specified in the notice of the Annual Meeting, (i) vote "FOR" the matter,
(ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Common stock will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no contrary instructions are indicated in a proxy, such proxy will be voted FOR the election of the seven nominees to the Board of Directors named below or for a substitute nominee if any of the nominees listed below becomes unable or unwilling to serve, FOR approval of the Company's Restated Certificate of Incorporation, FOR approval of the amendment to the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan, and, in the best judgment of the persons named in the proxy as representatives, upon any other matters as may properly come before the Annual Meeting.

    The holders of a majority of the shares of the Company's common stock entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum. Shares of common stock that are voted "FOR", "AGAINST", "WITHHELD" or "ABSTAIN" are considered present and entitled to vote for purposes of determining a quorum.

    If a quorum is present, the affirmative vote of the holders of a plurality of the votes cast will be required for the election of directors; and the affirmative vote of a majority of the shares present or represented at the Annual Meeting will be required to approve the amendment to the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan. The affirmative vote of a majority of the outstanding shares will be required to approve the amendment of the Company's Restated Certificate of Incorporation.

    Because the Company's By-Laws provide that, except as otherwise provided by statute or the Company's Certificate of Incorporation or By-Laws, matters shall be determined based on the number of votes cast and that shares voted to "ABSTAIN" will not be included in calculating the number of votes cast on any question, abstaining shares will have no effect on the election of directors. Because approval of the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and because Delaware law requires approval of the Restated Certificate of Incorporation by the affirmative vote of a majority of the outstanding shares, abstaining shares will have the same effect as a vote "AGAINST" for these proposals.

    The cost of the solicitation of proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding common stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to principals and obtaining their proxies.

STOCK OWNERSHIP

    The following table sets forth information as of March 24, 2000 (except as otherwise indicated) regarding the beneficial ownership of Company common stock by: (i) each person or group that has reported beneficial ownership of more than five percent of the Company common stock outstanding, (ii) the Company's current directors, nominees for director and its "named executive officers" (as defined under "Executive Compensation--Summary Compensation Table"), and (iii) all of the Company's current directors and executive officers as a group.

                                                                    Common Stock
                                                              -------------------------
                                                               Amount and
                                                               Nature of
                                                               Beneficial    Percent of
Beneficial Owner                                              Ownership(1)     Class
----------------                                              ------------   ----------
5% Stockholders

UNR Asbestos-Disease Claims Trust (2) ......................   29,348,051       55.6%
  100 North Lincolnway
  North Aurora, Illinois 60542

Ontario Teachers' Pension Plan (3) .........................    3,025,821        5.7%
  5650 Yonge St., 5th Floor
  Toronto, Ontario, Canada M2M 4H5

Portfolio Q Investors, L.P. (4) ............................    3,656,200        6.9%
  201 Main Street, Suite 3200
  Fort Worth, Texas 76102

Directors and Executive Officers

Stephen E. Gorman...........................................      --           --

John H. Laeri, Jr. (2)(5)...................................   29,373,051       55.7%

Michael E. Levine (2)(6)....................................   29,410,051       55.8%

Gene Locks..................................................       28,650       *

Brian B. Pemberton (7)(8)...................................      605,000        1.1%

Jordan Roderick.............................................        4,000       *

Alan Schwartz...............................................        6,500       *

James R. Cote (8)...........................................      100,000       *

Daniel J. Pallat............................................           --         --

Richard L. Rohn (8).........................................      315,694       *

All directors and executive officers as a group (9 persons)    30,494,895       57.8%
  (8).......................................................

----------

* Less than 1%

(1) Unless otherwise noted, the persons listed beneficially own all shares set forth opposite their respective names with sole power to vote and dispose of such shares.

(2) Messrs. Laeri and Levine, together with Mr. David S. Schrager, are trustees of the UNR Asbestos-Disease Claims Trust. The trustees may be deemed to be beneficial owners of the 29,348,051

    Trust shares and, as a result, those shares are included in the shares listed next to each of Messrs. Laeri and Levine's names. Each of Messrs. Laeri, Levine and Schrager disclaims beneficial ownership of the shares of common stock owned by the Trust.

(3) Based on a Schedule 13D filed by the Ontario Teachers' Pension Plan ("OTPP") with the Securities and Exchange Commission on December 6, 1999. According to OTPP's filing, OTPP obtained these shares upon the distribution of the assets of Trinity I Fund, L.P. (see note 4 below) upon that fund's termination. OTPP's Schedule 13D states that it has sole voting and dispositive power over such shares.

(4) Based on a Schedule 13D/A filed by Portfolio Q Investors, L.P. on
    October 27, 1999. The sole general partner of Portfolio Q Investors, L.P. is Portfolio Associates, Inc. The sole stockholder of Portfolio
    Associates, Inc. is Trinity I Fund, L.P. The sole general partner of Trinity I Fund, L.P. is TF Investors, L.P. The sole general partner of TF Investors, L.P. is Trinity Capital Management, Inc. The President and sole stockholder of Trinity Capital Management, Inc. is William P. Hallman. Due to these relationships, each of the foregoing entities and individual may be deemed to be the beneficial owner of the shares of stock beneficially owned by Portfolio Q Investors, L.P. All of the entities listed in this footnote have the same address. William P. Hallman's address is 201 Main Street, Suite 2600, Fort Worth, Texas 76102.

(5) Includes 25,000 shares held by Mr. Laeri through an IRA account.

(6) Includes 62,000 shares held by Mr. Levine directly.

(7) Includes 5,000 shares for which Mr. Pemberton shares voting or investment power with others.

(8) Includes 400,000, 60,000 and 105,000 shares subject to stock options exercisable within 60 days of March 24, 2000 for Messrs. Pemberton, Cote and Rohn, respectively, and 565,000 shares subject to stock options exercisable within 60 days of March 24, 2000 for all current directors and executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on written representations of certain reporting persons and a review of the reports filed during 1999, the Company believes that during 1999 its executive officers, directors and greater than 10% stockholders have complied with applicable requirements, except as described in the next paragraph.

    On November 8, 1999, Lester H. Nelson, III filed a Form 3 which was required to be filed within ten days of May 18, 1999, the date Mr. Nelson was elected principal accounting officer of the Company. On May 27, 1999, each of Mr. Laeri and Mr. Levine filed a Form 3 indicating the date of the event requiring the report was December 31, 1997. On June 2, 1999, David S. Schrager filed a Form 3 indicating the date of the event requiring the report was December 31, 1997. While Messrs. Laeri's and Levine's reports were timely with respect to their election as directors, effective as of the reduction in the number of trustees of the UNR Asbestos-Disease Claims Trust to three in December 1997, each of Messrs. Laeri, Levine and Schrager may be deemed to be a beneficial owner of the shares owned by the trust. To the extent this event required the trustees to file a report, it would have been required to be filed in January 1998. On March 27, 2000, Daniel J. Pallat filed a Form 3 which was required to be filed within ten days of January 19, 2000, the date Mr. Pallat was hired as interim chief financial officer of the Company.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Arthur Andersen LLP was the Company's independent auditor during fiscal year 1999. The Board has not yet selected an auditor for fiscal year 2000 but it is expected that such selection will be made, upon recommendation of the Audit Committee, at the May Board meeting. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING
                                  PROPOSAL 1--
                             ELECTION OF DIRECTORS

    The Board of Directors, pursuant to the Company's By-Laws, has determined that the authorized number of directors shall be seven persons. The seven persons listed below have been selected as nominees for election as directors by the Board of Directors and, if elected, will serve until the next annual meeting or until their successors are elected and qualify. The Company has been advised by the UNR Asbestos-Disease Claims Trust that it intends to vote its shares for election of all the nominees listed below. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that each proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

BACKGROUND INFORMATION REGARDING NOMINEES

    The table below sets forth the names of the nominees for director, their principal occupations during the last five years and certain other information.

                            Director                      Principal Occupations for the Last Five Years,
     Name of Nominee         Since       Age              Other Directorships and Committee Assignments
     ---------------        --------   --------           ---------------------------------------------
Stephen E. Gorman.........    1999        44      Senior Vice President--Technical Operations, Northwest
                                                    Airlines, Inc. (January 1999 to present); Vice
                                                    President--Engine & Component Operations, Northwest
                                                    Airlines, Inc. (July 1997 to December 1998); Vice
                                                    President--Engines, Northwest Airlines, Inc. (April 1996 to
                                                    June 1997); Vice President--Operations, AVIALL, Inc., a
                                                    provider of turbine engine repair services and parts
                                                    distribution services for the commercial aviation industry
                                                    (July 1993 to January 1996). Member of the Company's
                                                    Executive, Audit and Compensation Committees.

John H. Laeri, Jr.........    1999        64      Chairman, Meadowcroft Associates Inc., a private investment banking boutique formed by Mr. Laeri after he retired as a
                                                    Managing Director of Credit Suisse First Boston (January
                                                    1991 to present); President and Chief Executive Officer, The
                                                    GolfCoach Inc., a golf products marketer (December 1998 to present); Chairman, UNR Asbestos-Disease Claims Trust (1990 to present). Member of the Company's Executive and
                                                    Compensation Committees. Chair of the Company's Audit
                                                    Committee.

                            Director                      Principal Occupations for the Last Five Years,
     Name of Nominee         Since       Age              Other Directorships and Committee Assignments
     ---------------        --------   --------           ---------------------------------------------
Michael E. Levine.........    1999        59      Chairman of the Board of the Company (May 1999 to present);
                                                    Adjunct Professor, Harvard Law School (July 1999 to
                                                    present); Executive Vice President--Marketing &
                                                    International (August 1994 to March 1999) of Northwest
                                                    Airlines Corporation; Trustee, UNR Asbestos-Disease Claims
                                                    Trust (1989 to present). Member of the Company's Audit and
                                                    Compensation Committees. Chair of the Company's Executive
                                                    Committee.

Gene Locks................    1989        63      Founding partner, Greitzer & Locks, attorneys. Member of
                                                    Trustees Advisory Committee to UNR Asbestos-Disease Claims
                                                    Trust (June 1989 to present); Chairman of the Board of the
                                                    Company (May 1991 to 1999). Other directorship: Celotex
                                                    Corporation. Member of the Company's Executive and Audit
                                                    Committees. Chair of the Company's Compensation Committee.

Brian B. Pemberton........    1997        56      President and Chief Executive Officer of ROHN Industries, Inc.
                                                    (commencing April 14, 1997); President, Skycell Services, a division of American Mobile Satellite Corporation, a common carrier providing satellite-based mobile voice and data
                                                    services to North America ("AMSC") (August 1996 to December
                                                    1996); President and Chief Executive Officer, AMSC (April
                                                    1995 to August 1996). Other directorship: ACNielsen
                                                    Corporation, a provider of market research. Member of the
                                                    Company's Executive and Strategy Committees.

Jordan Roderick...........    1999        42      Executive Vice President--International, AT&T Wireless
                                                    Services, Inc. ("AT&T Wireless") (January 2000 to present);
                                                    Executive Vice President--Wireless Products, AT&T Wireless
                                                    (March 1998 to January 2000); Executive Vice
                                                    President--National Operations, AT&T Wireless (July 1997 to
                                                    March 1998); President--Messaging Division, AT&T Wireless
                                                    (August 1996 to October 1998); Vice President-Personal
                                                    Communications Services, AT&T Wireless (April 1994 to August
                                                    1996). Member of the Company's Executive, Audit,
                                                    Compensation and Strategy (Chair) Committees.

                            Director                      Principal Occupations for the Last Five Years,
     Name of Nominee         Since       Age              Other Directorships and Committee Assignments
     ---------------        --------   --------           ---------------------------------------------
Alan Schwartz.............    1999        60      Professor of Law at Yale Law School and Professor at the Yale
                                                    School of Management since before 1995. Other directorship:
                                                    Cleveland-Cliffs Inc, a provider of iron products and
                                                    services. Member of the Company's Executive, Audit,
                                                    Compensation and Strategy Committees.

DIRECTORS' COMPENSATION

    The Company employees who serve as directors of the Company receive no compensation for such services. Non-employee directors of the Company receive compensation at an annual rate of $30,000 (the Chairman receives $50,000). Non-employee directors are paid $1,000 for each Board meeting or meeting of a committee of the Board which they attend in person or by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such meetings. The Chairman receives an annual $25,000 non-itemized expense account in recognition of ongoing expenses incurred as a result of holding that position. Non-employee directors may elect to receive all or a portion of their annual compensation and/or meeting fees in stock units in accordance with the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan.

BOARD MEETINGS; BOARD COMMITTEE FUNCTIONS AND COMPOSITION

    The Board of Directors met nine times in 1999. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee, however, the Company's Executive Committee performs some functions similar to those performed by a Nominating Committee.

    The Audit Committee currently consists of John H. Laeri, Jr. (Chair), Stephen E. Gorman, Michael E. Levine, Gene Locks, Jordan Roderick and Alan Schwartz. The Audit Committee makes recommendations to the full Board of Directors regarding the engagement of independent public accountants; reviews and approves the scope of independent audits and the fees and other arrangements regarding such services; reviews the results of the annual audit with the independent public accountants; and generally reviews the adequacy of the Company's accounting systems, internal accounting controls and applications of accounting policies to new or unusual circumstances. The Audit Committee met four times during 1999.

    The Compensation Committee currently consists of Gene Locks (Chair), Stephen
E. Gorman, John H. Laeri, Jr., Michael E. Levine, Jordan Roderick and Alan Schwartz. The Compensation Committee has the responsibility for considering and making recommendations to the full Board of Directors regarding officers' compensation and benefits and the Company's organizational structure. The Compensation Committee met four times during 1999.

    The Executive Committee currently consists of Gene Locks (Chair), Stephen E. Gorman, John H. Laeri, Jr., Michael E. Levine, Jordan Roderick, Alan Schwartz and Brian B. Pemberton. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by Delaware law. The Executive Committee also has the responsibility for considering and making recommendations to the full Board of Directors regarding the size and composition of the Board. The Executive Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Executive Committee does not have any formal procedures for the submission of stockholder recommendations regarding executive officer nominees. The Executive Committee did not hold any formal meetings during 1999.

    In March 2000, the Board of Directors formed a Strategy Committee. The Strategy Committee consists of Jordan Roderick (Chair), Alan Schwartz and Brian
B. Pemberton. The role of the Strategy Committee will be to oversee the development of the Corporation's strategic goals and to review management's development of the Company's business strategies to accomplish those goals.

    During 1999, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the total cash and non-cash compensation in each of 1997, 1998 and 1999 received by the Company's Chief Executive Officer serving as such in 1999 and the Company's two other most highly compensated executive officers serving at the end of 1999 whose total annual salary and bonus exceeds $100,000.

                                                      Annual Compensation
                                                -------------------------------
                                                                        Other     Restricted   Securities
                                                                       Annual       Stock      Underlying
                                                                       Compen-      Awards       Options         All Other
Name and Principal Position            Year      Salary     Bonus      sation        (1) Long Term (#)        Compensation($)
---------------------------          --------   --------   --------   ---------   ----------   -----------   -----------------
                                                                                        Compensation
                                                                                  ------------------------
Brian B. Pemberton(2)..............    1999     $327,308      --         --          --          500,000(3)         2,500(4)
  President and Chief Executive        1998      331,250   $200,000      --        $587,500      400,000            2,500(4)
  Officer                              1997      207,230    200,000      --         750,000      100,000           56,315(5)

Richard L. Rohn(6).................    1999      181,867      --         --          --          225,000(3)         2,500(4)
  Vice President--Equipment            1998      183,462    168,000      --         205,625      105,000            2,500(4)
  Enclosures                           1997      174,785     90,000      --         187,500       --                2,375(4)

James R. Cote......................    1999      140,000     63,000      --          --           --                2,379(4)
  Vice President--Sales and            1998      142,508     61,000      --        176,250        75,000(3)         2,500(4)
  Marketing                            1997      134,200     30,000      --          --           90,000            2,500(4)

------------

(1) Restricted Stock Awards are made pursuant to the terms of the ROHN 1992 Restricted Stock Plan. The stock is valued at the closing price of the stock on the Nasdaq National Market on the date of the award. On December 31, 1999, Mr. Pemberton held 125,000 shares of restricted stock valued at $359,375. On December 31, 1999, Mr. Rohn held 48,340 shares of restricted stock valued at $138,977. On December 31, 1999, Mr. Cote held 32,500 shares of restricted stock valued at $93,437. During 1997, Messrs. Pemberton and Rohn were awarded 100,000 and 25,000 shares of restricted stock, respectively, and during 1998, they were awarded 100,000 and 35,000 shares, respectively. The shares of restricted stock awarded to Messrs. Pemberton and Rohn in 1997 and 1998 vest 25% per year over a four-year period from the date of the grant. During 1998, Mr. Cote was awarded 30,000 shares of restricted stock that will vest 25% per year over a four-year period from the date of grant. Messrs. Pemberton, Rohn and Cote are entitled to receive all dividends on restricted stock held by them.

(2) Mr. Pemberton's employment with the Company commenced on April 14, 1997.

(3) See "Option Grants in Last Fiscal Year" below.

(4) The amounts shown constitute the Company's contributions to the 401(k) plan for these employees.

(5) The amounts shown are for relocation expenses.

(6) On January 19, 2000, the Company announced the retirement of Mr. Rohn, effective March 6, 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR(1)

                                                                                         Potential Realizable
                                                                                                Value
                                                 Percent of                               at Assumed Annual
                                    Number of      Total                                 Rates of Stock Price
                                   Securities     Options     Exercise                     Appreciation for
                                   Underlying     Granted      or Base                     Option Terms (3)
                                     Options     in Fiscal    Price Per   Expiration     --------------------
Name                               Granted (#)      Year      Share (2)      Date         5%            10%
----                               -----------   ----------   ---------   ----------   --------      ----------
Brian B. Pemberton...............    500,000        33.8%     $2.03125     11/11/09    $638,721      $1,618,645
Richard L. Rohn..................    225,000        15.2%     $1.281        6/23/09    $181,263      $  459,000
James R. Cote....................     75,000         5.1%     $1.281        6/23/09    $ 60,421      $  153,150

------------

(1) The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which has authority to determine the employees to whom, and the terms at which, options will be granted. Under the terms of the Company's plans, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options. All options granted to named executive officers in 1999 were granted under the ROHN Industries, Inc. 1999 Stock Option Plan.

(2) The per share option prices are the fair market value of the Company's common stock on the date of the grant less any extraordinary dividends paid after the grant date. Except as provided for in the next sentence, the options vest and become exercisable at the rate of one-third per year over a three-year period from the date of the grant and have a term of ten years. With regard to 200,000 shares of Mr. Pemberton's grant, the options vest at the rate of one-third per year over a three-year period but do not become exercisable until the earlier of November 11, 2009 or the date as of which the price per share is above $5.875 for a period of 30 consecutive trading days. In addition, all options granted become exercisable upon a change of control as defined in the plan.

(3) The amounts shown in these columns are calculated at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                           Number of Securities           Value of Unexercised In-
                                 Shares                   Underlying Options at         the-money Options at Fiscal
                                Acquired    Value            Fiscal Year-End                    Year-End (1)
                                   On        ($)      ------------------------------   ------------------------------
Name                            Exercise   Realized   Exercisable      Unexercisable   Exercisable      Unexercisable
----                            --------   --------   -----------      -------------   -----------      -------------
Brian B. Pemberton............   --         --          250,000           800,000           0             $421,875
Richard L. Rohn...............   --         --           35,000           295,000           0              358,650
James R. Cote.................   --         --           30,000           135,000           0              119,550

------------

(1) Market value of securities underlying in the money options at the end of 1999 (based on $2.875 per share, the closing price on the Nasdaq National Market on December 31, 1999) minus the exercise price of such option.

EMPLOYMENT CONTRACTS AND OTHER AGREEMENTS

EMPLOYMENT AGREEMENT--BRIAN B. PEMBERTON

    The Company entered into an employment agreement with Brian B. Pemberton, President and Chief Executive Officer, on November 11, 1999. The agreement with Mr. Pemberton is for a three-year term and provides for a base salary of $340,000, subject to review and adjustment from time to time by the Board.
Mr. Pemberton will be eligible for an annual bonus under the Company's annual incentive bonus plan, which provides a maximum bonus opportunity of 100% of base salary for senior executive officers. Mr. Pemberton is covered by the Company's health, disability and life insurance program and other benefits generally provided to the Company's executive officers. Mr. Pemberton's employment may be terminated by either party at any time for any reason, but in the event his employment is terminated by the Company without Cause, or by Mr. Pemberton for Good Reason, the Company's sole obligation shall be to pay Mr. Pemberton the accrued compensation, a pro rata bonus and, so long as Mr. Pemberton is not in violation of the covenants contained in the agreement, to continue to pay his base salary until April 30, 2001 or for twelve months following the termination date, whichever period is longer. Mr. Pemberton's agreement defines "Cause" as:
(i) a material breach of the agreement by the executive, (ii) fraudulent or unlawful conduct by the executive, (iii) gross negligence of or willful misconduct by the executive in the performance of his duties, or (iv) repeated failure of the executive to perform his duties. The agreement defines "Good Reason" as, after a "change in control" (as defined in the agreement), the occurrence of any of the following events: (i) a material diminution in position, duties or responsibilities; (ii) a reduction in base salary; or
(iii) a relocation of the Company's corporate headquarters to a location that is more than 50 miles from the location of the corporate headquarters immediately before the change in control.

LETTER AGREEMENTS

    On July 24, 1998, the Company entered into a letter agreement with Richard
L. Rohn and on May 19, 1999, the Company entered into a letter agreement with James R. Cote (collectively, the "Letter Agreements"). The Letter Agreements each provide that if the employment of the covered executive officer is terminated by the Company without cause, as defined in the Letter Agreement, prior to July 24, 2001 with regard to Mr. Rohn and prior to July 31, 2001 with regard to Mr. Cote, the terminated executive officer will be entitled to a severance payment equal to one year's base salary then in effect plus the amount of the target bonus under the Incentive Bonus Plan for the year in which termination occurs.

                            ------------------------

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

    The Compensation Committee is composed of six directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Compensation Committee formulates the compensation policy and structure for executive officers, reviews salary and bonus recommendations for those officers and submits its recommendations to the full Board of Directors for approval. The Compensation Committee is solely responsible for determining long-term incentive compensation granted to executive officers under the stock option, restricted stock and other long-term incentive plans.

    In formulating and implementing compensation programs, it has been the philosophy of the Compensation Committee that a substantial portion of executive compensation should be related to the Company's financial performance. Accordingly, compensation programs have been structured to include incentives based on measures of the Company's financial performance. The compensation programs for executive officers have consisted of base salary and short-term and long-term incentive compensation plans. The Compensation Committee determined that the short-term incentive program for 1999 would be based 50% upon meeting the Company's budget (e.g., targets for revenues, earnings per share and certain measures of cash management) and 50% upon achieving mutually negotiated personal objectives.

BASE SALARY

    The Compensation Committee annually reviews the base salary of each executive officer. In determining salary adjustments, the Compensation Committee considers individual job performance, length of employment and level of responsibility. The base salary levels of the Company's executive officers are reviewed by the Compensation Committee on a calendar year basis. In 1999, the base salary for the Chief Executive Officer was increased approximately 5% to $340,000 in connection with the negotiation of an employment agreement. Base salaries for other executive officers were not increased during 1999.

SHORT-TERM INCENTIVES

    Historically, a significant part of short-term executive compensation is based on an incentive bonus. For 1999, the target bonus for the Chief Executive Officer, Richard L. Rohn and other executive officers was 75%, 67% and 50% of salary, respectively, with a maximum bonus opportunity of 100% of salary.

    Personal goals for the Chief Executive Officer were negotiated between him and the Compensation Committee as more fully described below. The personal objectives for other executive officers were negotiated between the Chief Executive Officer and those executives. Bonuses were awarded to executive officers for 1999 based upon a subjective evaluation by the Compensation Committee of the achievements of the executive officers.

LONG-TERM INCENTIVES

    The Company's long-term incentive plans consist of Stock Option Plans, a Restricted Stock Plan and a Stock Purchase Plan. The Compensation Committee believes that an appropriate level of ownership by executive management will enhance the incentive of these executive officers to manage the Company for the benefit of all stockholders. In 1999, 800,000 options were granted to the named executive officers under the 1999 Stock Option Plan as set forth under "Option Grants in Last Fiscal Year" above, 500,000 of which were awarded to the Chief Executive Officer, 225,000 of which were awarded to Mr. Rohn and 75,000 of which were awarded to Mr. Cote. No shares of common stock were awarded to executive officers in 1999 under the Restricted Stock Plan. No stock was sold to executive officers in 1999 under the Stock Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Brian B. Pemberton was elected President and Chief Executive Officer of the Company effective April 14, 1997. In late 1999, Mr. Pemberton and the Company determined to enter into a formal written arrangement. On November 11, 1999, Mr. Pemberton and the Company entered into an employment agreement. (See "Employment Contracts and Other Agreements--Employment Agreement--Brian B. Pemberton" for a description of the agreement.)

    For 1999, Mr. Pemberton's bonus award was to be based 50% on the performance of the Company in relation to the budget and 50% on the personal goals for Mr. Pemberton established through consultation between Mr. Pemberton and the Compensation Committee. The 1999 goals for Mr. Pemberton included achieving financial targets set forth in the 1999 budget, a restructuring of operations to permanently reduce annual operating costs by $8,000,000, development and implementation of a long-term strategy to enhance stockholder value, and development and implementation of a long-term international growth strategy. These goals were not ranked or weighted. Mr. Pemberton was not awarded a bonus for 1999.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    The Compensation Committee has considered the effect of Section 162(m) of the Internal Revenue Code, which limits the tax deduction to $1 million for compensation paid to the top five executive officers unless the compensation qualifies as performance based compensation. As a general matter, the Compensation Committee does not expect any executive officer's non-performance based compensation to exceed $1 million. Accordingly, the Compensation Committee concluded not to make any changes in the Company's existing compensation programs. The Compensation Committee will continue to consider the impact of
Section 162(m) and to assess alternatives to minimize or eliminate any loss of tax deductions in future years consistent with the objectives of the Company's executive compensation programs.

                                          Compensation Committee
                                          Gene Locks, Chair
                                          Stephen E. Gorman
                                          John H. Laeri, Jr.
                                          Michael E. Levine
                                          Jordan Roderick
                                          Alan Schwartz

STOCK PERFORMANCE GRAPH

    The following performance graph compares the Company's total stockholder return on its common stock for a five year period (December 31, 1994 to December 31, 1999) with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Communications Equipment 500 Index. This graph assumes an investment of $100 on December 31, 1993 and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      ROHN  S&P 500  S&P COMM. EQUIPMENT 500
1994  $100     $100                     $100
1995  $195     $137                     $150
1996  $194     $169                     $175
1997  $170     $225                     $228
1998  $113     $289                     $402
1999   $95     $350                     $883

                                  PROPOSAL 2--
              APPROVAL OF A RESTATED CERTIFICATE OF INCORPORATION

    You are being asked to approve an amendment to the Company's restated certificate of incorporation. The Board of Directors believes that it is advisable and in the Company's best interest to amend the Company's restated certificate of incorporation to increase the number of shares of common stock the Company is authorized to issue from 60 million to 80 million. As of March 24, 2000, approximately 52,735,407 of the Company's 60 million currently authorized common shares were issued and outstanding. Of the remaining authorized but unissued shares, approximately 4,556,172 were reserved for issuance in connection with the Company's stock-based compensation plans and an additional 300,000 are proposed to be reserved for issuance under Proposal 2 of this Proxy Statement.

    As part of the Company's business strategy it may acquire other companies. The increase in authorized shares will give the Company the ability to pay for these acquisitions with the Company's stock. In addition, the Company believes equity based compensation incentive programs are an important part of an effective compensation system. The Board believes that the proposed increase in the number of authorized shares is desirable to maintain the Company's flexibility in choosing how to pay for acquisitions as well as taking other corporate actions including the adoption of additional benefit plans and equity offerings to raise capital. The Board will determine the terms of any such issuance of additional shares.

    If this proposal is approved, all or any of the authorized shares may be issued without further stockholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares otherwise than on a pro rata basis to all stockholders would reduce the proportionate interest in the Company of each stockholder. We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. We do not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued. If this proposal is approved, the first sentence of Article IV of the Restated Certificate of Incorporation will be amended to read as follows:

      "The total number of shares of capital stock which the corporation shall have authority to issue is 80,000,000 shares of Common Stock with a par value of $.01 per share (hereinafter called "Common Stock")."

    The Board has unanimously adopted resolutions setting forth the proposed amendment to the Restated Certificate of Incorporation, declaring their advisability, finding it in the best interests of the Company and directing that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. If approved by the stockholders, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware.

                                  PROPOSAL 3--
          AMENDMENT TO THE AMENDED AND RESTATED ROHN INDUSTRIES, INC.
                 1994 NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

    You are being asked to approve an amendment to the Amended and Restated ROHN Industries, Inc., 1994 Nonemployee Director Stock Ownership Plan (the "Director Plan"). The Board of Directors believes that it is in the Company's best interest to amend the Director Plan to increase the number of shares of the Company's common stock issuable under the Director Plan from 200,000 shares to 500,000 shares.

    BACKGROUND. The Director Plan was initially approved by the Company's Board of Directors and stockholders in 1994. A total of 200,000 shares of the Company's common stock was initially reserved for issuance under the Director Plan. The Director Plan originally allowed each non-employee director to elect to receive all or a part of such director's annual retainer fee, which would otherwise be paid in cash, in shares of restricted stock held in custody by the Company. Upon the earlier of the fifth anniversary of the grant date or the termination of the participant's service as a director the restrictions on the stock granted under the Director Plan lapse and certificates representing the shares are delivered to the participant. The Director Plan has been amended several times since it was established.

    On March 10, 2000, the Board of Directors voted to approve an amendment to the Director Plan, subject to shareholder approval, to increase the aggregate number of shares of the Company's common stock which may be issued under the Director Plan by 300,000 shares. The Director Plan was amended to its current form (as described below) by the Board of Directors effective as of March 27, 2000.

    SUMMARY OF MATERIAL FEATURES OF THE PLAN. The following is a summary of the key provisions of the Director Plan. A copy of the plan, assuming Proposal 3 is approved by the stockholders, is attached as Exhibit A.

    The purpose of the Director Plan is to further the growth, development, and financial success of the Company by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors by enabling them to participate in the Company's growth and by linking the personal interests of the non-employee directors to those of the Company's stockholders.

    Participation in the Director Plan is limited to non-employee directors only. Participation does not create any obligation on the part of the Board of Directors to nominate any participant for reelection by the Company's stockholders.

    The Director Plan provides that each non-employee director may elect to receive, in lieu of all or any portion of his or her annual retainer and/or meeting fees otherwise payable in cash, a number of "Stock Units," which will be credited to an account established for such director. The number of Stock Units credited to each director will be equal to the amount of the annual retainer and/or meeting fees for which such director has elected to receive Stock Units under the Director Plan divided by the per share fair market value of the Company's common stock. The fair market value of the Company's common stock is determined based on the high and low trading prices of the common stock on the five trading days immediately preceding the date the stock units are credited. Each Stock Unit credited to a director's account represents the right of such director to receive one share of the Company's common stock upon the earlier of (1) the termination of the director's services as a director (other than for cause, in which case the director forfeits his Stock Units) or (2) a "change of control" as defined in the Director Plan. Directors are fully vested in their Stock Units at all times.

    In the event the Company pays a dividend, either in cash or property (other than a dividend consisting of the Company's common stock), each director will receive an amount of cash or property, as the case may be, as if such director held a number of shares of the Company's common stock equal to the number of Stock Units credited to the director's account. If the Company pays a dividend consisting of the Company's common stock, each participating director will have credited to his or her account a number of Stock Units equal to the number of shares of common stock such director would have received if he held a number of shares of the Company's common stock equal to the number of Stock Units credited to the director's account immediately prior to the stock dividend.

    Subject to adjustments in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, stock split, split up, share combination or other change in corporate structure of the Company, the total number of shares available for issuance under the Plan may not exceed 500,000. If any Stock Units are forfeited, the number of shares of common stock underlying the Stock Units shall again become available for issuance under the Director Plan

    The Director Plan is administered and interpreted by the Board of Directors. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Director Plan and all related orders or resolutions of the Board of Directors are final and binding on all persons, including the Company, its shareholders, employees, participating directors and their estates and beneficiaries.

    Generally, the Director Plan may be terminated, amended, or modified by the Board. However, an amendment which (1) materially increases the total number of shares available for grants under the Director Plan, (2) materially modifies the requirements for eligibility or (3) materially increases the benefits accruing to non-employee directors, may not be made without stockholder approval, if such approval is required by the Internal Revenue Code, by the rules of Section 16 of the Securities Exchange Act of 1934, as amended, by a national securities exchange or system on which the shares are listed or reported, or by a regulatory body having jurisdiction with respect to the Director Plan.

    Since the number of Stock Units to be awarded to non-employee directors under the Director Plan is based on the amount of the annual retainer and/or meeting fees each director elects to receive in Stock Units and the fair market value of the Company's common stock on the date such Stock Units are awarded, the number of Stock Units to be awarded in the future is not presently determinable. The table below sets forth the number of Stock Units issued to all non-employee directors as a group under the Director Plan. The "Dollar Value" column represents the amount of the annual retainer which was used to determine the number of Stock Units credited to the six non-employee directors that have served as members of the Board during 1999 (in 1999 all annual meeting fees were paid in cash). The number of Stock Units is equal to Dollar Value divided by the per share fair market value of the Company's common stock as of the date of the 1999 annual meeting (determined as described above).

                                                            DOLLAR VALUE ($)   NUMBER OF STOCK UNITS
                                                            ----------------   ---------------------
Non-Executive Director Group..............................      $177,500              90,229

    On March    , 2000, the closing price of the Company's common stock was
$   per share.

STOCKHOLDER PROPOSALS; OTHER MATTERS

    Stockholder proposals for inclusion in proxy materials for the 2001 Annual Meeting of Stockholders should be addressed to the Company's Secretary, 6718 West Plank Road, Peoria, Illinois 61604, and must be received on or before December 8, 2000. These proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Stockholders.

    In addition, under the Company's By-Laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 30 days nor more than 60 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by the Company's By-Laws. A copy of the Company's By-Laws, which describes the advance notice procedures, can be obtained from the Secretary of the Company.

    At this time, the Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting other than those presented above in this Proxy Statement. If any other business should properly come before the Annual Meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the proxy.

                                          By Order of the Board of Directors

                                          Brian B. Pemberton
                                          SECRETARY
Peoria, Illinois
April   , 2000

Any stockholder may obtain a copy of the Company's 1999 Annual Report on Form 10-K to the Securities and Exchange Commission without charge by writing to ROHN Industries, Inc. at 6718 West Plank Road, Peoria, Illinois 61604.

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                ROHN INDUSTRIES, INC. 1994 NONEMPLOYEE DIRECTOR
                              STOCK OWNERSHIP PLAN
                      (As Amended Through March 27, 2000)

                        ARTICLE I - PURPOSE OF THE PLAN

    The purpose of the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan (formerly known as the URN
Industries, Inc., 1994 Nonemployee Director Stock Ownership Plan) is to further the growth, development, and financial success of the Corporation by strengthening the Corporation's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors by enabling them to participate in the Corporation's growth and by linking the personal interests of Nonemployee Directors to those of the Corporation's shareholders.

                        ARTICLE II - CERTAIN DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

    2.1 "AWARD" means the crediting of Stock Units to a Participant's Stock Unit Account under the Plan.

    2.2  "BOARD" means the board of directors of ROHN Industries, Inc.

    2.3 "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

    (a) The acquisition, by a person or group of persons acting in concert, of a beneficial ownership interest in the Corporation, resulting in the total beneficial ownership of such person or group of persons equaling or exceeding 50% of the outstanding Shares and warrants of the Corporation; provided, however, that no such person or group of persons shall be deemed to beneficially own (i) any Shares or warrants acquired directly from the Corporation or
(ii) any Shares or warrants held by the Corporation or any of its subsidiaries or any employee benefit plan (or any related trust) of the Corporation or its subsidiaries. The Change in Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 50% of the outstanding Shares and warrants of the Corporation.

    (b) A change, within any period of twenty-four (24) months or less, in the composition of the Board such that at the end of such period a majority of the directors who are then serving were not serving at the beginning of such period, unless at the end of such period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of such period. The Change in Control shall be deemed to occur on the date the last director necessary to result in a Change in Control takes office or resigns from office, as applicable.

    (c) Approval by securityholders of the Corporation of a merger, consolidation or other reorganization having substantially the same effect, or the sale of all or substantially all the consolidated assets of the Corporation in each case, with respect to which the person or group of persons who were the respective beneficial owners of the Shares or warrants immediately prior to such event do not, following such event, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities of the Corporation resulting from such event or the corporation purchasing or receiving assets pursuant to such event. The Change in Control shall be deemed to occur on the date on which the transaction is approved by the Corporation's securityholders.

    2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.5  "CORPORATION" means ROHN Industries, Inc.

    2.6 "DISABILITY" means total disability within the meaning of Section 22(e)(3) of the Code.

    2.7 "EMPLOYEE" means any full time worker, paid hourly or by salary, in the employment of the Corporation or any of its subsidiaries.

    2.8  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.9 "FAIR MARKET VALUE" means on any date the average of the average of the highest and lowest sales prices of Shares on the National Association of Securities Dealers, Inc.'s Automated Quotation/National Market System ("NASDAQ/NMS") (or if Shares are not then traded on the NASDAQ/ NMS, on the principal market where Shares are actively traded) (as reported in THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading days immediately preceding such date.

    2.10 "NONEMPLOYEE DIRECTOR" means any individual who is a member of the Board, but who is not otherwise an Employee of the Corporation.

    2.11 "PARTICIPANT" means a Nonemployee Director who has received an Award under the Plan.

    2.12 "PLAN" means the ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan, as amended from time to time.

    2.13 "STOCK UNITS" means units credited to a Participant's Stock Unit Account pursuant to Article V hereof.

    2.14 "STOCK UNIT ACCOUNT" mean a memorandum account established on the books of the Corporation on behalf of a Participant to which is credited a number of Stock Units pursuant to Article V hereof.

    2.15  "SHARE" means a share of common stock of the Corporation.

    2.16 "SHARE DELIVERY DATE" means the date which is the earlier of (a) the termination of a Participant's service as a director, other than for cause, or
(b) a Change of Control.

                          ARTICLE III - ADMINISTRATION

    3.1 ADMINISTRATION OF PLAN. The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

    3.2 AUTHORITY OF THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions.

    3.3 EFFECT OF BOARD DETERMINATIONS. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its shareholders, Employees, Participants and their estates and beneficiaries.

            ARTICLE IV - STOCK UNITS AND SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided herein, the total number of Shares available for issuance under the Plan may not exceed 500,000. If any Stock Units or Shares Awarded under the Plan shall be forfeited, such Shares or the Shares underlying such Stock Units shall again become available for future Awards under the Plan.

    4.2 CAPITAL ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock split, stock dividend, split up, share combination, or other change in the corporate structure of the Corporation affecting the Shares, the Board may make appropriate adjustments to
(a) outstanding Awards to prevent dilution or enlargement of rights, and
(b) the number of Shares available for Awards under the Plan.

                         ARTICLE V - STOCK UNITS AWARDS

    5.1 CREDITING OF STOCK UNITS. Each Nonemployee Director shall have the right to elect to receive in lieu of all or a portion of his or her annual retainer and/or meeting fees otherwise payable in cash, a number of Stock Units which shall be credited to his or her Stock Unit Account on the date or dates that such annual retainer and/or meeting fees would otherwise be paid in cash. The number of Stock Units so credited shall be determined by dividing the amount of the retainer or fee otherwise paid in cash on such date by the Fair Market Value of a Share on such date. Each Stock Unit shall represent the right to receive one Share upon the Share Delivery Date. An election made under this
Section 5.1 to receive Stock Units or to revoke a previously made election to receive Stock Units must be made in writing and filed with the Secretary of the Corporation prior to November 30 to be effective with respect to a retainer or fees payable in the following calendar year; PROVIDED, HOWEVER, that an election in respect of the retainer and meeting fees payable during the period beginning on or after May 8, 2000 and ending December 31, 2000 must be filed with the Secretary of the Corporation prior to April 8, 2000. An election made under this Section shall remain in effect from year to year until a new election is made in accordance with this Section 5.1 and shall otherwise be irrevocable.

    5.2 DIVIDEND EQUIVALENTS. In the event of a dividend paid with respect to
Shares:

    (a) in the case of a cash dividend, or a dividend of stock of the Corporation (other than Shares) or other property, each Participant shall receive from the Corporation an amount of such cash, stock or property, as the case may be, as if such Participant held a number of Shares equal to the number of Stock Units credited to such Participant's Stock Unit Account on the record date for the payment of such dividend;

    (b) in the case of a dividend consisting of Shares, each Participant's Stock Unit Account will be credited with a number of Stock Units equal to the number of Stock Units in such account immediately prior to such dividend multiplied by the number of Shares paid as a dividend per Share.

    5.3 VESTING. Participants shall be fully (100%) vested in their Stock Unit Accounts at all times.

                   ARTICLE VI - PAYMENT OF STOCK UNIT ACCOUNT

    6.1 SHARE DELIVERY DATE. Upon the Share Delivery Date, one or more certificates representing a number of Shares equal to the number of Stock Units credited to the Participant's Stock Unit Account, including any Stock Units credited as a result of dividend equivalents, (rounded to the nearest whole number) shall be delivered to such Participant, or in the case of the Participant's death or Disability, to the Participant's personal representative or to the person to whom such Shares are transferred by will or by the applicable laws of descent and distribution.

    6.2 TERMINATION FOR CAUSE. In the event a Participant's service as a Nonemployee Director is terminated on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation, all Stock Units awarded to such Participant prior to the date of termination shall be immediately forfeited.

             ARTICLE VII - AMENDMENT, MODIFICATION AND TERMINATION

    7.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time. The Plan shall terminate when all of the Shares subject to it have been awarded according to the provisions of the Plan.

    Without the approval of the voting securityholders of the Corporation as may be required by the Code, by the rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment or modification may:

    (a) Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.2 herein;

    (b) Materially modify the requirements with respect to eligibility to participate in the Plan; or

    (c) Materially increase the benefits accruing to Nonemployee Directors under the Plan.

    7.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Participant to whom the Award was made.

                          ARTICLE VIII - MISCELLANEOUS

    8.1 NO RIGHTS OF A SHAREHOLDER. Participants shall have none of the rights of shareholders of the Corporation with respect to any Stock Unit.

    8.2 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Corporation's securityholders.

    8.3 NONASSIGNABILITY. The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any garnishment, charge or legal process.

    8.4 UNSECURED GENERAL CREDITOR. Participants shall have no legal or equitable rights, interest or claims in any property or assets of the Corporation. For purposes of the payment of benefits under the Plan, any and all of the Corporation's assets shall be, and remain, the general, unpledged unrestricted assets of the Corporation. The Corporation's obligations under the Plan shall be merely that of an unfunded and unsecured promise to make payments in the future.

    8.5 REQUIREMENTS OF LAW. The granting of Awards under the Plan and the issuance of stock certificates shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

    8.6 EFFECTIVE DATE. The Amended and Restated Plan is effective as of March 27, 2000.

P R O X Y

ROHN INDUSTRIES, INC.                              PROXY/VOTING INSTRUCTION CARD
6718 WEST PLANK ROAD
PEORIA, ILLINOIS 61604

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael E. Levine and Brian B. Pemberton and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all of the shares of common stock of ROHN Industries, Inc. which the undersigned is entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Stockholders to be held at the Roosevelt Hotel, 45 East 45th Street, New York, New York at 10:00 a.m. local time on May 11, 2000 and at any adjournment or postponement thereof, as directed on the reverse side.

Election of Directors:
     Nominees: M. Levine, S. Gorman, J. Laeri, G. Locks, B. Pemberton,
     J. Roderick, A. Schwartz

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                 PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE
  AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

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

/X/  PLEASE MARK YOUR                                                       8680
     VOTE AS IN THIS
     EXAMPLE.

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       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
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                         FOR ALL   WITHHELD ALL   FOR ALL EXCEPT

1. Election of            / /          / /             / /
   Directors
   (see reverse)

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.

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                                             FOR  AGAINST  ABSTAIN

2. Approval of a Restated Certificate        / /    / /      / /
   of Incorporation

3. Amendment to the Amended and              / /    / /      / /
   Restated 1994 Non-employee
   Director Stock Ownership Plan

In their discretion the proxies and representatives are authorized to vote upon such other business as may properly come before the meeting.

     NOTE: Please sign exactly as name(s) appear(s) below. If shares of common stock are held in the name of more than one person, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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     Signature (if held jointly)                                      Date(s)


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